SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 2, 2003

                        Commission File Number: 000-50920

                               Cove Apparel, Inc.
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             (Exact name of registrant as specified in its charter)

Nevada                                                               95-4891903
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(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

1003 Dormador, Suite 21, San Clemente, California                         92672
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(Address of principal executive offices)                             (Zip Code)


                                  949.224.3040
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              (Registrant's Telephone Number, Including Area Code)




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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

SALE OF SHARES PURSUANT TO THE REGISTRANT'S PUBLIC OFFERING. During August 2003, the Registrant's sold 963,000 shares of its common stock for a total of $96,350, or $.10 per share, pursuant to its Registration Statement on Form SB-2 which was declared effective by the Securities and Exchange Commission during May 2003. Of that total, 900,000 shares were purchased by Jodi Hunter, who was subsequently appointed as one of the Registrant's directors, as reported on the Registrant's report on Form 8-K filed on August 13, 2003.

STOCK SPLIT. On September 2, 2003, the Registrant's Board of Directors approved a 3 for 1 stock split of the Registrant's issued and outstanding common stock which shall be effectuated through a dividend of two shares for each share of common stock outstanding as of the record date. The dividend will be payable on September 4, 2003 for shareholders of record on September 4, 2003. After the split, the total number of the Registrant's issued and outstanding shares of common stock will be 10,480,500 shares. Fractional shares will be rounded upward.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Cove Apparel, Inc.


September 4, 2003                  By:     /s/ Daniel Trotter
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                                           Daniel Trotter, President and
                                           Chief Executive Officer